Exhibit 10.2

EXECUTION VERSION

GUARANTY AGREEMENT

(Corporate)

This Guaranty Agreement (this “Guaranty”) is made as of October ____, 2026, by NEXTBOAT, INC., a Nevada corporation (“Guarantor”), in favor of BPC MANAGEMENT, LLC, a North Carolina limited liability company (together with its successors and permitted assigns, “Lender”).

RECITALS

A. Off The Hook Yacht Sales NC, LLC, a North Carolina limited liability company (“Borrower”), has issued to Lender that certain Subordinated Promissory Note dated as of the date of this Guaranty in the principal amount of up to $2,200,000 (as amended, restated, supplemented, or otherwise modified from time to time, the “Note”).

B. Borrower is a wholly owned subsidiary of Guarantor, and Guarantor will derive substantial direct and indirect benefit from the Advances made by Lender to Borrower under the Note.

C. As a condition to, and in material inducement of, Lender making the Advances, Lender requires that Guarantor guarantee the Obligations, and Guarantor is willing to do so.

NOW, THEREFORE, in consideration of the foregoing and to induce Lender to make the Advances, Guarantor agrees as follows:

1. DEFINITIONS

1.1 Obligations. “Obligations” means all present and future indebtedness, liabilities, and obligations of Borrower to Lender arising under or in connection with the Note (whether now existing or hereafter arising, and whether direct or indirect, absolute or contingent), including all principal of each Advance, Interest, Origination Fees, any Extension Premium, Default Interest, and all costs and expenses of enforcement and collection (including reasonable attorneys’ fees) payable under the Note.

1.2 Other Terms. Capitalized terms used but not defined in this Guaranty have the meanings given to them in the Note.

2. GUARANTY

2.1 Guaranty of Payment. Guarantor absolutely, unconditionally, and irrevocably guarantees to Lender the full and punctual payment when due (whether at stated maturity, by acceleration, or otherwise) of all of the Obligations. This is a guaranty of payment and not merely of collection.

2.2 Direct Liability. Lender may enforce this Guaranty against Guarantor without first proceeding against Borrower, any other guarantor, or any collateral (including the Pledged Collateral), and without pursuing any other right or remedy.

2.3 Several Obligations. The obligations of Guarantor under this Guaranty are independent of the obligations of Jason Ruegg and the Pledgor under the Pledge Agreement.

3. CONTINUING GUARANTY

This Guaranty is a continuing guaranty and applies to all Obligations, including Obligations arising from the Second Advance, without the need for any further consent or signature by Guarantor. It remains in full force and effect until all Obligations have been indefeasibly paid in full.

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4. GUARANTY ABSOLUTE; WAIVERS

4.1 Absolute and Unconditional. Guarantor’s payment obligations are absolute and unconditional and shall not be released or impaired by amendments, extensions, forbearance, releases of collateral, perfection defects, borrower insolvency, or changes to other guarantees. Guarantor consents in advance to amendments and extensions that do not increase the maximum committed principal above $2,200,000 or the contractual ordinary interest rate above 15% per annum; any increase above either threshold requires Guarantor’s written consent. No amendment or release shall discharge this Guaranty except an express written release signed by Lender or indefeasible payment in full. Nothing herein waives defenses that cannot lawfully be waived.

4.2 Waivers. Guarantor waives: (a) presentment, demand for payment, protest, notice of dishonor, notice of acceptance, notice of the creation or incurrence of any Obligation, and all other notices and demands, other than any notice expressly required by the Note; (b) any requirement that Lender first proceed against, exhaust its remedies against, or marshal assets in favor of Borrower, any collateral, or any other guarantor; and (c) all suretyship and guarantor defenses generally.

5. REINSTATEMENT

If any payment applied to the Obligations is at any time rescinded, avoided, or must otherwise be restored or returned by Lender, whether upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, this Guaranty shall be reinstated with respect to the amount so restored or returned as though such payment had not been made.

6. SUBROGATION; SENIOR DEBT

6.1 Waiver of Subrogation. Until all Obligations have been indefeasibly paid in full, Guarantor shall not exercise any right of subrogation, reimbursement, indemnification, or contribution against Borrower arising out of any payment made under this Guaranty.

6.2 Senior Debt. Lender acknowledges that Guarantor is a guarantor of the Senior Debt. Nothing in this Guaranty grants Lender any lien on any asset of Guarantor or Borrower, and Lender’s rights under this Guaranty are subject to Section 6 of the Note with respect to the Schedule A Boats and their proceeds.

7. GUARANTOR REPRESENTATIONS

Guarantor represents and warrants, on the date hereof and on each Advance date, that: (a) Guarantor is duly organized, validly existing and in good standing in Nevada; (b) it has full authority to execute and perform this Guaranty, duly authorized by all required corporate action, including any required independent director or audit committee approval; (c) this Guaranty is binding, subject to generally applicable insolvency and equitable limitations; (d) it receives substantial direct or indirect benefit from the Advances; (e) execution and performance violate neither organizational documents nor any material agreement or binding order, and require no unobtained consent; (f) no material litigation, insolvency proceeding or default exists that would materially impair performance except as disclosed in writing to Lender; and (g) information and financial statements furnished to Lender in connection with this Guaranty do not contain a material misstatement or omit a material fact necessary to make them not misleading in context. Guarantor shall deliver certified evidence of authorizing resolutions and signatory authority before the Initial Advance.

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7.2 No Voluntary Impairment. Guarantor shall not make a distribution, extraordinary affiliate transfer, or voluntary disposition of substantially all assets for the primary purpose of frustrating payment under this Guaranty. This covenant does not prohibit bona fide ordinary-course transactions or transactions permitted under senior financing documents. Any successor in a merger or sale of substantially all assets shall assume this Guaranty in writing unless Lender consents otherwise.

7.1 Continuing Information Covenants. Until all Obligations have been indefeasibly paid in full, Guarantor shall provide Lender (i) its periodic financial reports as and when filed with the Securities and Exchange Commission, which shall satisfy any financial reporting obligation under this Guaranty; (ii) prompt written notice, in any event within two Business Days after responsible officers become aware, of any material default under the Note or Credit Support Documents, any insolvency event, or any material impairment of its ability to pay this Guaranty; and (iii) such other information regarding the Schedule A Boats as Lender reasonably requests, subject to Section 10 of the Note and applicable securities laws. Guarantor shall not be required to provide any material non-public information.

8. GENERAL

8.1 No Waiver; Cumulative Remedies. No failure or delay by Lender in exercising any right operates as a waiver, and no single or partial exercise precludes any further exercise. All rights and remedies are cumulative.

8.2 Costs of Enforcement. Guarantor shall pay, on demand, all reasonable costs and expenses (including reasonable attorneys’ fees actually incurred) incurred by Lender in enforcing this Guaranty.

8.3 Governing Law. This Guaranty is governed by the laws of the State of North Carolina, without regard to its conflict of laws principles.

8.4 Venue; Jury Waiver. Any action arising out of or relating to this Guaranty shall be brought exclusively in the state or federal courts located in New Hanover County, North Carolina, and the parties consent to personal jurisdiction and venue therein. GUARANTOR AND LENDER EACH KNOWINGLY AND VOLUNTARILY WAIVE ANY RIGHT TO TRIAL BY JURY.

8.5 Notices. All notices must be in writing and sent by email (with confirmation of delivery) and by recognized overnight courier to the addresses set forth on the signature page or as otherwise designated in writing.

8.6 Entire Agreement; Amendment. This Guaranty, together with the Note, constitutes the entire agreement regarding its subject matter. This Guaranty may be amended only by a written instrument signed by Guarantor and Lender.

8.7 Successors and Assigns. This Guaranty binds Guarantor and its successors and inures to the benefit of Lender and its successors and permitted assigns under Section 11 of the Note, and shall automatically follow any assignment of the Note made in accordance therewith. Guarantor may not assign its obligations.

8.8 Severability; Counterparts. If any provision is held invalid or unenforceable, the remaining provisions remain in effect. This Guaranty may be executed in counterparts, including by electronic signature, each of which is an original and all of which together constitute one instrument.

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SIGNATURES

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first written above.

GUARANTOR:

NEXTBOAT, INC., a Nevada corporation

By:
Name:	Chad Corbin
Title:	Chief Financial Officer
Date:
Notice Address: 1701 Jel Wade Drive, Wilmington, NC 28401
Email:	Legal@nextboat.com

ACCEPTED: LENDER
BPC MANAGEMENT, LLC

By:
Name:	[Redacted]
Title:	President

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